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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 dated February 3, 2003) pertaining to the 1998 Stock Plan and 2000 Employee Stock Purchase Plan of SeeBeyond Technology Corporation, of our report dated January 24, 2002, with respect to the consolidated financial statements and schedule of SeeBeyond Technology Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Woodland Hills, California
January 31, 2003

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  EXHIBIT 23.1